FOR MORE INFORMATION, PLEASE CONTACT The Piacente Group, Inc. Brandi Floberg or Lee Roth 212-481-2050 or sed@tpg-ir.com (Twitter: TPGir)

Exhibit 99.1

SED International Holdings Increases Stock Repurchase Program

TUCKER, GA – October 11, 2010 – SED International Holdings, Inc. (OTCBB: SECX), a multinational supply chain management provider and distributor of leading computer technology, consumer electronics, small appliances and cellular products, today announced that on October 8, 2010, its Board of Directors has reserved an additional $150,000 for repurchases under the Company’s stock repurchase program, under which SED may buy back shares of its common stock in the open market or in individually negotiated transactions.

“We continue to execute on our strategic initiatives focused on top line gains, margin improvements and sustainable profitability. Increasing the authorized shares under our repurchase program further demonstrates our confidence in our ability to achieve our growth objectives and our commitment to increasing value for our shareholders,” said Jonathan Elster, SED’s President and Chief Executive Officer.

This authorization brings the aggregate dollar amount authorized by SED’s Board of Directors to $500,000 since the inception of the repurchase plan in August 2009.  As of October 8, 2010, SED had repurchased a total of 134,098 shares at an average cost of $2.60.

Open market purchases under the repurchase program have been structured to comply with Rule 10b-18 of the Securities Exchange Act of 1934, as amended, does not obligate SED to acquire any specific number of shares and may be suspended or terminated by SED’s Board of Directors at any time.

The repurchase program is funded using SED's working capital. Repurchased shares will be retired and restored to the status of authorized and unissued shares or added to treasury shares, in either case, increasing the percentage ownership of all existing shareholders.

As of October 8, 2010, the closing price per share of SED's common stock was $2.78.

ABOUT SED INTERNATIONAL HOLDINGS, INC.

Founded in 1980, SED International Holdings, Inc. is a multinational, preferred distributor of leading computer technology, consumer electronics, small appliances and cellular products.  The Company also offers custom-tailored supply chain management services ideally suited to meet the priorities and distribution requirements of the e-commerce, Business-to-Business and Business-to-Consumer markets.  Headquartered near Atlanta, Georgia with business operations in California; Florida; Georgia; Texas; Bogota, Colombia and Buenos Aires, Argentina, SED serves a customer base of over 10,000 channel partners and retailers in the U.S. and Latin America.  To learn more, please visit www.SEDonline.com; or follow us on Twitter @SEDIntl.

Statements made in this Press Release that are not historical or current facts are "forward-looking statements.”  These statements often can be identified by the use of terms such as "may," "will," "expect," "believes," "anticipate," "estimate," "approximate" or "continue," or the negative thereof.  The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.  Any forward-looking statements represent management's best judgment as to what may occur in the future.  However, forward-looking statements are subject to risks, uncertainties and important factors beyond the control of the Company that could cause actual results and events to differ materially from historical results of operations and events and those presently anticipated or projected.  These factors include adverse economic conditions, entry of new and stronger competitors, inadequate capital, unexpected costs, failure to gain product approval in foreign countries and failure to capitalize upon access to new markets.  The Company disclaims any obligation to revise any forward-looking statements to reflect events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events. These factors and others are discussed in the "Management's Discussion and Analysis" section of the Company's Reports on Form 10-K for the fiscal year ended June 30, 2010.

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